Exhibit 2
 BNDES PARTICIPAÇÕES S.A. - BNDES PAR, a corporation incorporated as a wholly-owned subsidiary of the federal public entity Banco Nacional de Desenvolvimento Econômico e Social – BNDES, headquartered in Brasília, Federal District, and with its central service office and tax domicile in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile No. 100  - Centro, registered with the CNPJ/MF under No. 00.383.281/0001-09, hereinafter referred to simply as the “Grantor” or “BNDES PAR,” herein  represented by (i) its Director MARIA FERNANDA RAMOS COELHO, a Brazilian citizen, divorced, journalist, holder of identity card No. 1,817,752, issued by the SSP/PE, and registered with the CPF/MF under No. 318.455.334-53; and by (ii) its Director WALTER BAERE DE ARAUJO FILHO,  a Brazilian citizen, married, federal attorney, holder of ID No. 55,138, issued by the OAB/DF, and registered with the CPF/MF under No. 055,860,817-50, both with a business address in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, No. 100, Centro, pursuant to Articles 653 through 691 of the Brazilian Civil Code (Law No. 10,406, dated January 10, 2002) and Article 45, item V, and Article 46, § 1, of the BNDES PAR Bylaws, approved at the Extraordinary General Meeting of BNDES held on June 29, 2018 (5th EGM), published in the Official Gazette (D.O.U.) on July 11, 2018, and subsequent amendments, hereby appoints and designates its attorneys-in-fact,  all with a business address in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, No. 100, Centro, for a term of 2 (two) years from this date, the following individuals: 1) ALEXANDRE CORREA ABREU, Brazilian, married, business administrator, holder of ID No. 621241, issued by the SSP/ES, registered with the CPF/MF under No. 837.946.627-68, Director of BNDES PAR; 2) HELENA TENORIO VEIGA DE ALMEIDA,  Brazilian, married, economist, holder of ID No. 07495692-1, issued by IFP/RJ, registered with the CPF/MF under No. 033.331.617-70, Director of BNDES PAR; 3) JOSÉ LUIS PINHO LEITE GORDON, Brazilian, economist, divorced, holder of ID No. 02385034170, issued by Detran/DF, registered with the CPF/MF under No. 326.572.378-00, Director of BNDES PAR; 4) LUCIANA  APARECIDA DA COSTA, Brazilian, economist, living in a common-law  marriage, holder of ID No. 12.996.155-3, issued by SSP/SP, registered with the CPF/MF under No. 179.103.718-61, Director of BNDES PAR; 5) LUIZ  AUGUSTO FRAGA NAVARRO DE BRITTO FILHO, Brazilian, single, attorney, holder of ID No. 13,693, issued by OAB/DF, registered with the CPF/MF under No. 347,230,215-15, Director of BNDES PAR; 6) NELSON HENRIQUE  BARBOSA FILHO, Brazilian, married, economist, holder of ID No. 07555659-7, issued by Detran/RJ, registered with the CPF/MF under No. 009.073.727-08, Director of  BNDES PAR  Ana Carolina Velloso Goulart Salarini  Attorney OAB/RJ 137,813  Classification: Public Document Managing Unit: AJN/JUMEC  POWER OF ATTORNEY

 and 8  6  Attorney  OAB/RJ 137,813  BNDES PAR; 7) TEREZA HELENA GABRIELLI BARRETO CAMPELLO,  Brazilian, divorced, economist, holder of ID No. 11862179-8, issued by SSP/SP, registered with the CPF/MF under No. 491.467.346-00, Director of BNDES PAR; 8) MARIA FERNANDA RAMOS COELHO, Brazilian, divorced,  journalist, holder of ID No. 1,817,752, issued by the SSP/PE, registered with the CPF/MF under No. 318,455,334-53, Director of BNDES PAR, 9) WALTER BAERE DE ARAUJO FILHO, Brazilian, married, federal attorney, holder of ID No. 55,138, issued by the OAB/DF, and registered with the CPF/ME under No. 055,860,817-50, Director of BNDES PAR 10) MARCELO MARCOLINO,  Brazilian, married, accountant, holder of ID No. 067923, issued by the CRC-RJ, and registered with the CPF/MF under No. 857.199.007-72, Superintendent;  11) MARCIO BERNARDO SPATA, Brazilian, married, accountant, holder of ID No. 007160593-5, issued by DICRJ, and registered with the CPF/MF under No. 005.970.127-76, Department Head; 12) FABIO REGO RIBEIRO, Brazilian, married, engineer, holder of ID No. 10202679-6, issued by IFP/RJ, and registered with the CPF/ME under No. 044.453.987-56, Department Head; 13)  FILIPE BARRETO BAETAS, Brazilian, single, economist, holder of ID No. 106024888, issued by DETRAN/RJ, and registered with the CPF/ME under No.  116.040.927-77, Department Head; 14) GUILHERME BETHLEM MONTEIRO,  Brazilian, married, engineer, holder of ID No. 09783120-0, issued by DETRAN/RJ, and registered with the CPF/ME under No. 078.582.297-61, Department Head; 15) GUILHERME DE LEMOS MEDINA COELI, Brazilian, married, administrator, holder of driver’s license No. CNH 00187077040, issued by DETRAN/RJ, and registered with the CPF/MF under No. 082.200.447-05, Department Head; 16) ALEXANDRE MACHADO DE SOUZA, Brazilian, married, accountant, holder of ID No. 084448/O-5, issued by CRC/RJ, and registered with the CPF/MF under No. 036.865.707-85; 17) ANDRE LUIZ ABI-ZAID LINOFF COMUNALE, Brazilian, married, economist, holder of ID No. 20,768, issued by CORECON/1st Region, and registered with the CPF/ME under No. 038108937-14, Manager; 18) DANIEL LOUREIRO DA SILVA,  Brazilian, married, economist, holder of ID No. 21.030.323-6, issued by DETRAN/RJ, and registered with the CPF/ME under No. 058.122.817-00, Manager; 19) PEDRO IVO BIFANO GUEDES, Brazilian, single, engineer, holder of ID No. 12535219, issued by SSP/MG, and registered with the CPF/MF under No. 059.062.876-39, Manager; the attorneys-in-fact mentioned in items 1 through 19 above hereinafter being referred to simply as “Grantees” when referred to collectively, or “Grantee” when referred to individually, with special powers to represent the Grantor in the performance of the following acts, with equal powers reserved: (i) the Grantee listed in item 1, individually: (i.1) in signing correspondence in the capacity of Director of Investor Relations at BNDES PAR; (ii) the Grantees listed in items 1, 2, 3, 4, 5, 6, 7, 8, and 9, always jointly as a group of two (2) or any one of them always  BNDES PAR  Ana Carolina Velloso Goulart Salarini  Classification: Public Document Managing Unit: AJN/JUMEC

 3/6 wp  Attorney OAB/RJ 137,813  Ana Carolina Velloso Goulart Salarini  Classification: Public Document Managing Unit: AJN/JUMEC  in conjunction with the Grantor listed in item 10, in the performance of the following acts:  (ii.1) in the signing of financial collaboration agreements and/or agreements formalizing transactions  of BNDES PAR, including, but not limited to, investment agreements, contracts for the purchase and sale of shares, share subscription agreements, debentures, and other securities, and commitments to contribute funds to  investment funds, in an amount of up to R$ 1,000,000,000.00 (one billion reais) and respective termination agreements and declarations of effectiveness;  (ii.2) covenants, cooperation agreements, arrangements, and  similar instruments in the amount of up to R$ 1,000,000,000.00 (one billion reais),  including those without provision for the transfer of funds, and respective termination agreements and  declarations of effectiveness;  (ii.3) credit instruments in the amount of up to R$ 1,000,000,000.00 (one  billion reais) and respective termination agreements and declarations of effectiveness; administrative contracts,  including terms of delivery of movable property resulting from a bidding process, in the amount of up to R$  1,000,000,000.00 (one billion reais) and respective termination agreements and declarations of effectiveness;  (ii.4) atypical contracts in the amount of up to R$ 1,000,000,000.00 (one billion reais) and respective termination agreements and declarations of effectiveness; legal instruments relating to  BNDES PAR’s internal or external borrowing operations, in the amount of up to R$ 1,000,000,000.00 (one billion reais), considering, for foreign currency purposes,  the exchange rate equivalent to the Real (R$) on the date of execution;  (iii) any of the Grantors  listed in items 1, 10, 11, 12, 13, 14, and 15, always jointly:  (iii.1) upon signing a Declaration of Professional Investor Status, as defined  set forth in Article 11, item IV, of CVM Resolution No. 30, dated May 11, 2021, as  amended, and in any other acts issued by the Brazilian Securities and Exchange Commission – CVM;  (iii.2) upon signing confidentiality declarations or undertakings for  receipt of or access to documents or information related to the operations of BNDES PAR;  (iii.3) in the performance of all acts necessary for the registration of auctions and public offerings for the sale of shares and other securities owned by BNDES PAR  with ANBIMA – Brazilian Association of Financial and Capital Market Entities and/or B3 S.A. – Brasil, Bolsa, Balcão and/or the CVM and, in the event of sales efforts abroad, before any other foreign or supranational  capital markets regulatory bodies, provided that preliminary approval of the offer negotiations has been granted by the Executive Board of BNDES PAR;  (iii.4) upon the signing of notifications or  communications necessary for the faithful performance of contracts entered into by BNDES PAR or of decisions made by the Executive Board of BNDES, by the Executive Board of BNDES PAR, or, furthermore,  by an Executive Officer of BNDES PAR, as the case may be, such as notifications and communications regarding  the release of shares from shareholder agreements entered into by BNDES PAR, notifications and communications regarding the exercise of the right to convert or exchange securities, notifications and communications regarding the exercise of call or put options on securities, notifications and communications regarding the exercise of preemptive rights to acquire of securities, notifications and communications regarding the acquisition or disposal of a significant equity interest, as provided for in Article 12 of CVM Resolution No. 44, dated August 23, 2021, as amended, notifications and communications regarding the exercise of the tag-along right or drag-along right , notifications and communications regarding requests for the creation or issuance of share deposit certificates (“units”), as well as notifications and communications of consent or dissent regarding matters subject to prior approval by the BNDES PAR Executive Board pursuant to shareholders’ agreements; (iii.5) in the execution or termination of brokerage agreements for transactions conducted on a stock exchange or organized over-the-counter market, with securities brokerage or distribution firms, as well as in the execution of amendments to such agreements and other documents relevant to the performance of brokerage services; (iii.6) in the execution of all unilateral declarations, contracts, contract amendments, and other legal acts necessary for the formalization of public offerings for the sale of shares and other securities owned by BNDES PAR, such as, but not limited to, Letters of Accreditation and Requests for Proposal - RFP, as provided for in BNDES PAR Resolution No. 3,735/2021 or any other resolution that may replace it, the declaration provided for in Article 24 of CVM Resolution No. 160, dated July 13, 2022, or any other resolution that may replace it, as well as any other declarations provided for in CVM Resolution No. 160, dated July 13, 2022, or any other resolution that may replace it, coordination agreements, firm settlement guarantees, share acquisition and placement agreements, share price stabilization service agreements, service agreements with B3, differentiated share lending agreements, placement facilitation agreements, lock-up agreements, service of process agent appointment letters, and closing certificates, in any case provided that preliminary participation in the offer negotiations has been approved by the Executive Board of BNDES PAR; (iii.7) in the signing of documents intended to comply with obligations to the Securities and Exchange Commission arising from BNDES PAR’s ownership of securities, pursuant to the Securities Exchange Act of 1934, such as, but not limited to, Schedule 13D forms and their amendments, Schedule 13G forms and their amendments; (iii.8) upon the signing of shareholders’ agreements, amendments, and terminations to such agreements, provided that the respective execution has been approved by the competent authority of BNDES PAR; (iii.9) upon the signing of transaction instruments and amendments to such instruments, provided that the respective execution has been approved by the Executive Board of BNDES PAR; (iii.10) in the execution, in its capacity as a shareholder, of adhesion contracts by corporations in which BNDES PAR holds an equity interest, with differentiated corporate governance segments, such as the Bovespa Mais Participation Agreement, the Level 1 Agreement on the Adoption of Differentiated Corporate Governance Practices, the Level 2 Agreement on the Adoption of Differentiated Corporate Governance Practices, and the Agreement on Participation in  Attorney OAB/RJ 137,813  my z  BNDES PAR  Ana Carolina Velloso Goulart Salarini  Classification: Public Document Managing Unit: AJN/JUMEC

 Novo Mercado, as well as in the execution of amendments to such contracts, provided in each case that the execution of such contracts has been approved by the competent corporate body or bodies of the corporation in which BNDES PAR holds an equity interest and in compliance with the respective listing regulations; (iii.11) in the signing of notifications, forms, and requests for approval of economic concentration acts submitted to the Administrative Council for Economic Defense (CADE); (iii.12) upon the signing of statements of discharge, release of guarantees, statements of compliance with obligations, statements of early settlement, and statements of termination of rights and obligations; and (iii.13) in the performance of the following acts: upon the signing of financial collaboration agreements and/or agreements formalizing BNDES PAR’s transactions, including, but not limited to, investment agreements, contracts for the purchase and sale of shares, contracts for the subscription of shares, debentures, and other securities, and commitments to contribute funds to investment funds, in an amount of up to R$ 500,000,000.00 (five hundred million reais) and the respective termination agreements and declarations of effectiveness; agreements, cooperation  Ana Carolina Velloso Goulart Salarini  Attorney  OAB/RJ 137,813  agreements, amendments, and similar instruments in the amount of up to R$ 500,000,000.00 (five hundred million reais), including those without provision for the transfer of funds, and their respective terminations and declarations of effectiveness; credit instruments in the amount of up to R$ 500,000,000.00 (five hundred million reais) and respective termination agreements and declarations of effectiveness; administrative contracts, including terms of delivery of movable property resulting from a bidding process, in the amount of up to R$ 500,000,000.00 (five hundred million reais) and their respective termination agreements and declarations of effectiveness; atypical contracts in the amount of up to R$ 500,000,000.00 (five hundred million reais) and their respective termination agreements and declarations of effectiveness; legal instruments relating to BNDES PAR’s internal or external debt operations, in amounts up to R$ 500,000,000.00 (five hundred million reais), considering, for foreign currency purposes, the exchange rate equivalent to the Brazilian Real (R$) on the date of execution; financial resource management contracts and other agreements; ancillary contracts; instruments formalizing the establishment of guarantees in favor of BNDES PAR; contract amendments, statements of discharge, release of guarantees, statements of compliance with obligations, statements of early settlement, and statements of termination of rights and obligations; receive and sign documents received or prepared in the regular course of performing the duties inherent to the Capital Markets, Investments, and Equity Interests Area; any other instruments, acts, and documents necessary for the faithful fulfillment of this mandate; and (v) the Authorized Persons listed in items 1, 10, 11, 12, 13, 14,  15, 16, 17, 18, and 19, always acting jointly as a group of two (2), one of which  must necessarily be any of the Grantors listed in items 1, 10, 11, 12, 13, 14, or 15: (v.1) in the performance of all acts necessary for the submission of proposals or orders to financial institutions coordinating public offerings for the acquisition or subscription of securities distributed through such offerings, in the  86  86  86  BNDES PAR  Classification: Public Document Managing Unit: AJN/JUMEC

BNDESPAR | Classification: Public Document
Managing Unit: AJN/JUMEC

terms and conditions approved by the Board of Directors of BNDES PAR and may, for this purpose, sign any documents necessary for such processing, provided that
the powers granted herein
item (v.1) (see item 1) acts relating to the financial settlement of any transactions involving the acquisition or subscription of securities in a public offering. The same powers granted to the Authorized Person listed in item 10 are conferred upon their respective substitute in this capacity, from among the Authorized Persons listed in items 11 through 15. The same powers granted to the Grantee listed in item 1 are conferred upon his or her respective substitute in this capacity, designated by an Order of the President of BNDES. Under no circumstances may the powers hereby granted be subdelegated.

The drafting of this Instrument was entrusted to Ana Carolina Velloso Goulart Salarini, an attorney with the BNDES System.

The signatories to this Instrument consider, for all purposes, the date mentioned below to be the date of the legal formalization of this Instrument.

22nd OFFICIAL LETTER

2nd OFFICIAL LETTER

Rio de Janeiro, September 19, 2024.

Jenniela Alles
MARIA FERNANDA RAMOS COELHO
Director

WALTER BAERE DE ARAUJO FILHO
Director

22nd Notary Office - RJ
Head Office - Rua Senador Dantas, 39 - Downtown - RJ - Tel (21) 2544-0277
I acknowledge by SIGNATURE the signatures of MARIA FERNANDA RAMOS COELHO, WALTER BAERE DE ARAUJO FILHO...
Rio de Janeiro, September 22, 1997 of January. September 23, 2024
Certified true
Jorge Alex Sander Gonçalves de Cunha Deputy Notary Public, Ma
Fees R$ 15.02 - Court + Funds R$ 11.64 + 5.18 Total 26.86
Stamp(s): FEUR31234 - RIO - FEUR31235 - RIO
Stamp(s): EEUR71234-RJC. EEUR71235-RRJ Conf
See http://www4.tjj.jus.br/Portal-Extrajudicial/consultaselo/
088948 AE269304

NOTARY OFFICE
DR. WILHAMI DE OLIVEIRA
NOTARY
39 Senador Dantas Street
Rio de Janeiro, RJ
Rio de Janeiro - RJ
ZIP 20031-202
BRAZIL

BNDES PAR
Ana Carolina Velloso Goulart Salarini
Attorney
OAB/RJ 137,813

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